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                                                                    EXHIBIT 12.1

          SCHEDULE RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                            (DOLLARS IN THOUSANDS)

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
                                                                           THREE MONTHS ENDED              SIX MONTHS ENDED
                                                                               MARCH 31,                      MARCH 31,
                                                                     ------------------------------ -------------------------------
                                                                          1999            1998           1999            1998
                                                                     --------------- -------------- --------------- ---------------
    Income (loss) before provision for income taxes and minority
       interest in loss..........................................        $(8,931)      $ (3,967)      $(12,090)       $  3,018
    Interest expense.............................................          5,244          1,796         10,435           4,361
    Interest portion of rental expense...........................            541            487          1,556             974
                                                                     --------------- -------------- --------------- ---------------
    Earnings.....................................................        $(3,146)      $ (1,684)      $    (99)       $  8,353
                                                                     --------------- -------------- --------------- ---------------
                                                                     --------------- -------------- --------------- ---------------

    Interest expense.............................................        $ 5,244       $  1,796       $ 10,435        $  4,361
    Interest portion of rental expense...........................            541            487          1,556             974
                                                                     --------------- -------------- --------------- ---------------
    Fixed charges................................................        $ 5,785       $  2,283       $ 11,991        $  5,335
                                                                     --------------- -------------- --------------- ---------------
                                                                     --------------- -------------- --------------- ---------------

    Ratio of earnings to fixed charges...........................          (0.5)x         (0.7)x           0.0x            1.6x

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